Exhibit 99.1

SKECHERS ANNOUNCES RECORD FOURTH QUARTER AND ANNUAL SALES

BOARD AUTHORIZES $500 MILLION SHARE REPURCHASE PROGRAM

LOS ANGELES, CA. – February 3, 2022 – SKECHERS U.S.A., Inc. (“Skechers” or the “Company”) (NYSE:SKX), The Comfort Technology CompanyTM and a global footwear leader, today announced financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter Highlights

•	Sales of $1.65 billion, a year-over-year increase of 24.4%
•	Direct-to-Consumer sales grew 30.3%
•	International Wholesale sales grew 30.1%
•	Diluted earnings per share of $2.56, and adjusted diluted earnings per share of $0.43

“Skechers’ focus on delivering signature comfort technology in our products resulted in record 2021 sales,” began Robert Greenberg, Chief Executive Officer of Skechers. “We’re extremely proud of the entire Skechers team and of our partners who worked through the many obstacles last year; unwavering in their dedication to the Skechers brand. We believe our accomplishments in 2021, including several comfort-focused new product launches and the further expansion of our global footprint, position Skechers for continued growth toward our goal of $10 billion in sales. In 2022, we’ll be introducing more innovative and comfort technology product, developing multi-platform marketing campaigns with our growing roster of ambassadors including recently announced Amanda Kloots, and rolling out more Skechers e-commerce sites around the world. We are finalizing plans to enter the metaverse, creating an entirely new opportunity for the Skechers brand. With our creativity, product, operational support and global reach, we expect 2022 to be another record year.”

“2021 was an outstanding year, with four quarterly sales records, including fourth quarter sales of $1.65 billion, and a new full year sales milestone of $6.29 billion,” said David Weinberg, Chief Operating Officer of Skechers. “Fourth quarter growth was driven by increases of 30% in both our International Wholesale and Direct-to-Consumer businesses, and 5% in Domestic Wholesale. The International Wholesale increase was primarily driven by triple-digit growth in our distributor business, high single-digit growth in China, and double-digit growth in the United Kingdom, India, Spain, and many other markets. The improvement in Domestic Wholesale was especially notable in the fourth quarter as we worked to alleviate supply chain disruptions. We attribute our global growth to the broad-based demand as consumers look to Skechers for its comfort, innovation, style and quality at a reasonable price. As the demand for Skechers remains strong, our focus continues to be on the health and safety of our team, managing both supply chain disruptions and elevated freight costs where possible, all while profitably driving growth in 2022.”

Fourth Quarter 2021 Financial Results

	Three Months Ended
	December 31,		Change
(in millions, except per share data)	2021	2020	$	%
Sales	$1,647.9	$1,324.7	$323.2	24.4
Gross profit	800.7	648.4	152.3	23.5
Gross margin	48.6%	48.9%		(30	)bps
Operating expenses	715.1	595.7	119.4	20.1
As a % of sales	43.4%	45.0%		(160	)bps
Earnings from operations	93.1	57.7	35.4	61.2
Operating margin	5.6%	4.4%		120	bps
Net earnings	402.4	53.3	349.1	655.3
Diluted earnings per share	$2.56	$0.34	$2.22	652.9
Adjusted diluted earnings per share	$0.43	$0.24	$0.19	79.2

Fourth quarter sales increased 24.4% as a result of a 9.8% increase in domestic sales and a 34.0% increase in international sales. Domestic and international growth was driven by increases in both wholesale and direct-to-consumer, with the largest improvement attributable to International Wholesale. On a constant currency basis, the Company’s total sales increased 24.5%.

Sales grew across all segments with increases to Domestic Wholesale of 4.6%, International Wholesale of 30.1%, and Direct-to-Consumer of 30.3%. Improvements in Domestic Wholesale were the result of higher unit sales volume and higher average selling prices. International Wholesale increases were driven by growth of 123.5% in Distributor sales, 61.3% in Europe, and 8.6% in China. Improvements in Direct-to-Consumer sales resulted from growth across domestic and international retail stores, driven by a double-digit increase in average selling price resulting from reduced promotions and higher prices. Direct-to-Consumer comparable same store sales increased 21.1%, driven by an increase of 15.2% domestically and 35.5% internationally.

Gross margin was 48.6%, a decrease of 30 basis points, primarily driven by higher freight costs.

Operating expenses increased $119.4 million, or 20.1%. Selling expenses increased $24.2 million, or 24.7%, due to higher global demand creation expenditures. General and administrative expenses increased $95.2 million, or 19.1%, primarily as a result of higher labor costs, increased volume-driven warehouse and distribution expenses, and the settlement of multiple legal matters. As a percentage of sales, operating expenses improved 160 basis points to 43.4% from 45.0% last year.

Earnings from operations increased $35.4 million to $93.1 million, an increase of 61.2%.

Net earnings were $402.4 million and diluted earnings per share were $2.56. Net earnings include a tax benefit of $346.8 million resulting from an intra-entity transfer of certain intellectual property rights, partially offset by $15.0 million related to the settlement of multiple legal matters. Excluding the effects of the tax benefit and legal settlements, adjusted diluted earnings per share were $0.43.

In the fourth quarter, the Company’s effective income tax rate was a negative 398.9%, which includes a 409.4% impact from the aforementioned tax benefit associated with the intra-entity intellectual property rights transfer.

“Despite the innumerable obstacles posed by the pandemic in 2021, Skechers continued to execute against its global growth strategy. The results for both the fourth quarter and full year reflect the exceptional financial performance and strength of our brand,” stated John Vandemore, Chief Financial Officer of Skechers. “Skechers remains committed to investing in support of this strategy and we are extremely optimistic about our ability to achieve $10 billion in sales by 2026.”

Full Year 2021 Financial Results

	Year Ended
	December 31,		Change
(in millions, except per share data)	2021	2020	$	%
Sales	$6,285.0	$4,597.4	$1,687.6	36.7
Gross profit	3,099.2	2,189.8	909.4	41.5
Gross margin	49.3%	47.6%		170	bps
Operating expenses	2,526.2	2,072.1	454.1	21.9
As a % of sales	40.2%	45.1%		(490	)bps
Earnings from operations	598.2	133.7	464.5	347.5
Operating margin	9.5%	2.9%		660	bps
Net earnings	741.5	98.6	642.9	652.3
Diluted earnings per share	$4.73	$0.64	$4.09	639.1
Adjusted diluted earnings per share	$2.59	$0.65	$1.94	298.5

Full year sales increased 36.7% reflecting a 33.4% increase in domestic sales and a 39.0% increase in international sales with the largest contribution derived from International Wholesale growth. On a constant currency basis, the Company’s total sales increased 33.7%.

Sales grew across all segments with increases to Domestic Wholesale of 27.6%, International Wholesale of 34.0%, and Direct-to-Consumer of 50.2%, as the impact of COVID-19 continued to ease. Improvements in Domestic Wholesale were the result of higher unit sales volume. International Wholesale recorded growth in China of 35.0%

and Europe of 23.6%. Direct-to-Consumer had higher units sold and higher average selling prices. Direct-to-Consumer comparable same store sales increased 38.0%, driven by an increase of 39.5% domestically and 34.1% internationally.

Gross margin increased 170 basis points to 49.3% driven by higher average selling prices in Direct-to-Consumer, partially offset by declines in International Wholesale and Domestic Wholesale, due to higher average costs per unit.

Operating expenses increased $454.1 million or 21.9%. Selling expenses increased $141.5 million or 44.5%, primarily due to higher global demand creation expenditures. General and administrative expenses increased $312.6 million or 17.8%, primarily due to higher labor and incentive compensation costs, volume-driven global warehouse and distribution expenses, and rent. As a percentage of sales, operating expenses improved 490 basis points to 40.2%.

Earnings from operations increased $464.5 million to $598.2 million.

Net earnings were $741.5 million and diluted earnings per share were $4.73. Excluding the fourth-quarter effects of a tax benefit from an intra-entity transfer of certain intellectual property rights and the settlement of multiple legal matters, adjusted diluted earnings per share were $2.59.

The Company’s effective income tax rate was a negative 43.2% which includes a 60.9% impact from the intellectual property rights transfer in the fourth quarter and related tax benefit recognized.

Balance Sheet

Cash, cash equivalents and investments totaled $1.04 billion, a decrease of $539.6 million, or 34.2% from December 31, 2020 primarily as a result of repaying $452.5 million on our revolving credit facility in the second quarter of 2021.

Total inventory was $1.47 billion, an increase of $454.2 million or 44.7% from December 31, 2020. Increased inventory levels primarily reflect higher merchandise in transit due to supply chain challenges with shipping and port delays.

Share Repurchase

The Company’s Board of Directors authorized a new three-year share repurchase program of up to $500.0 million of its outstanding common stock, effective January 31, 2022.

Outlook

For the first quarter of 2022, the Company believes it will achieve sales between $1.675 billion and $1.725 billion and diluted earnings per share of between $0.70 and $0.75. Further, the Company believes that for the fiscal year 2022, it will achieve sales between $7.0 billion and $7.2 billion and diluted earnings per share of between $2.70 and $2.90.

Store Count

	Number of Store Locations as of			Number of Store Locations as of
	December 31, 2020	Opened	Closed(1)	December 31, 2021
Domestic stores	523	18	(26)	515
International stores	331	33	(6)	358
Joint venture stores	467	128	(108)	487
Distributor, licensee and franchise stores	2,570	657	(281)	2,946
Total Skechers stores	3,891	836	(421)	4,306
(1)	Does not reflect temporary closures due to the COVID-19 pandemic.

Fourth Quarter 2021 Conference Call

The Company will host a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss its fourth quarter 2021 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning February 3, 2022 at 7:30 p.m. ET, through February 17, 2022, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13726153.

About SKECHERS U.S.A., Inc.

Skechers, The Comfort Technology Company based in Southern California, designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in the United States and over 180 countries and territories via department and specialty stores, and direct to consumers through 4,306 Company and third-party-owned retail stores and e-commerce websites. The Company manages its international business through a network of global distributors, joint venture partners in Asia, Israel and Mexico, and wholly-owned subsidiaries in Canada, Japan, India, Europe and Latin America. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter, and TikTok.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under GAAP. This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; delays or disruptions in our supply chain; international economic, political and market conditions including the challenging consumer retail markets in the United States; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2020 and its quarterly report on Form 10-Q for the nine months ended September 30, 2021. More specifically, the COVID-19 pandemic has had and may continue to have a significant impact on Skechers’ business, financial conditions, cash flow and results of operations. Forward-looking statements with respect to the COVID-19 pandemic include, without limitation, Skechers’ plans in response to this pandemic. At this time, there is significant uncertainty about the COVID-19 pandemic, including without limitation, (i) the duration and extent of the impact of the pandemic, (ii) governmental responses to the pandemic, including how such responses could impact Skechers’ business and operations, as well as the operations of its factories and other business partners, (iii) the effectiveness of Skechers’ actions taken in response to these risks, and (iv) Skechers’ ability to effectively and timely adjust its plans in response to the rapidly changing retail and economic environment. Taking these and other risk factors associated with the COVID-19 pandemic into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

Investor Relations:

Andrew Greenebaum

Addo Investor Relations

investors@skx.com

Press:

Jennifer Clay

Vice President, Corporate Communications

Skechers U.S.A., Inc.

(310) 937-1326

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of December 31,
(in thousands)	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$796,283	$1,370,826
Short-term investments	98,580	100,767
Trade accounts receivable, net	732,793	619,800
Other receivables	80,043	69,222
Inventory	1,470,994	1,016,774
Prepaid expenses and other current assets	193,547	166,962
Total current assets	3,372,240	3,344,351
Property, plant and equipment, net	1,128,909	935,441
Operating lease right-of-use assets	1,224,580	1,171,521
Deferred tax assets	451,355	63,884
Long-term investments	145,590	108,412
Goodwill	93,497	93,497
Other assets, net	75,109	95,263
Total non-current assets	3,119,040	2,468,018
TOTAL ASSETS	$6,491,280	$5,812,369
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$876,342	$744,077
Operating lease liabilities	225,658	204,370
Accrued expenses	265,420	208,712
Current installments of long-term borrowings	76,967	52,250
Short-term borrowings	1,195	3,297
Total current liabilities	1,445,582	1,212,706
Long-term borrowings	263,445	679,415
Long-term operating lease liabilities	1,094,748	1,065,069
Deferred tax liabilities	11,820	11,439
Other long-term liabilities	133,613	118,077
Total non-current liabilities	1,503,626	1,874,000
Total liabilities	2,949,208	3,086,706
Stockholders’ equity
Preferred Stock	—	—
Class A Common Stock	135	134
Class B Common Stock	21	21
Additional paid-in capital	429,608	372,165
Accumulated other comprehensive loss	(48,323)	(27,285)
Retained earnings	2,877,903	2,136,400
Skechers U.S.A., Inc. equity	3,259,344	2,481,435
Noncontrolling interests	282,728	244,228
Total stockholders' equity	3,542,072	2,725,663
TOTAL LIABILITIES AND EQUITY	$6,491,280	$5,812,369

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Sales	$1,647,881	$1,324,711	$6,285,029	$4,597,414
Cost of sales	847,229	676,284	3,185,817	2,407,633
Gross profit	800,652	648,427	3,099,212	2,189,781
Royalty income	7,505	4,955	25,159	16,017
	808,157	653,382	3,124,371	2,205,798
Operating expenses
Selling	122,080	97,875	459,599	318,097
General and administrative	593,015	497,788	2,066,585	1,754,017
Total operating expenses	715,095	595,663	2,526,184	2,072,114
Earnings from operations	93,062	57,719	598,187	133,684
Other income (expense)	(8,364)	10,851	(28,430)	21,045
Earnings before income taxes	84,698	68,570	569,757	154,729
Income tax expense (benefit)	(337,902)	(9,602)	(245,875)	8,502
Net earnings	422,600	78,172	815,632	146,227
Less: Net earnings attributable to noncontrolling interest	20,177	24,891	74,129	47,663
Net earnings attributable to Skechers U.S.A. Inc.	$402,423	$53,281	$741,503	$98,564
Net earnings per share attributable to Skechers U.S.A. Inc.
Basic	$2.58	$0.34	$4.77	$0.64
Diluted	$2.56	$0.34	$4.73	$0.64
Weighted-average shares used in calculating net earnings per share attributable to Skechers U.S.A. Inc.
Basic	155,909	154,548	155,539	154,184
Diluted	157,340	155,397	156,794	154,894

SKECHERS U.S.A., INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

	Three Months Ended December 31,		Change
(in millions)	2021	2020	$	%
Domestic Wholesale
Sales	$313.0	$299.4	13.6	4.6
Gross margin	32.5%	37.7%		(520	) bps
International Wholesale
Sales	$851.2	$654.1	197.1	30.1
Gross margin	44.0%	46.9%		(290	) bps
Direct-to-Consumer
Sales	$483.7	$371.2	112.5	30.3
Gross margin	67.0%	61.7%		530	bps
Total
Sales	$1,647.9	$1,324.7	323.2	24.4
Gross margin	48.6%	48.9%		(30	) bps

	Year Ended December 31,		Change
(in millions)	2021	2020	$	%
Domestic Wholesale
Sales	$1,438.0	$1,126.6	311.4	27.6
Gross margin	36.4%	38.3%		(190	) bps
International Wholesale
Sales	$3,025.5	$2,257.8	767.7	34.0
Gross margin	45.1%	45.3%		(20	) bps
Direct-to-Consumer
Sales	$1,821.5	$1,213.0	608.5	50.2
Gross margin	66.5%	60.6%		590	bps
Total
Sales	$6,285.0	$4,597.4	1,687.6	36.7
Gross margin	49.3%	47.6%		170	bps

SKECHERS U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES (Unaudited)

Adjusted Diluted Earnings Per Share (Non-GAAP Financial Measure)

We believe that adjusted diluted earnings per share provide meaningful supplemental information to investors in evaluating our business performance for the quarter and year ended December 31, 2021. Adjusted diluted earnings per share is not a measure of financial performance under GAAP and should be considered in addition to, and not a substitute for, diluted earnings per share which is the most comparable GAAP measure. We believe that this non-GAAP measure provides useful information to investors regarding our results of operations and that when this non-GAAP financial information is viewed with our GAAP financial information, investors are provided with valuable supplemental information regarding our results of operations, facilitating period-to-period comparisons of our business performance consistent with how management evaluates the Company’s operating performance. Our method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The table below includes current-year adjustments for a tax benefit due to the establishment of net deferred tax assets related to an intra-entity transfer of certain intellectual property rights, as well as charges related to the settlement of multiple legal matters and the related tax benefit. The table below includes prior-year adjustments for a tax benefit due to the combination of an international restructuring and the Coronavirus Aid, Relief, and Economic Security Act as well as the non-cash compensation charge related to the cancellation of restricted share grants and related write-off of deferred tax assets.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Diluted earnings per share, as reported	$2.56	$0.34	$4.73	$0.64
Less: Income tax benefits	(2.23)	(0.10)	(2.24)	(0.11)
Plus: Settlement of legal matters	0.10	—	0.10	—
Plus: Share cancellation	—	—	—	0.12
Adjusted diluted earnings per share	$0.43	$0.24	$2.59	$0.65

Constant Currency Adjustment (Non-GAAP Financial Measure)

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results. The tables below include adjustments for a tax benefit and the settlement of multiple legal matters described above.

	Three Months Ended December 31,
	2021					2020	Change
(in millions, except per share data)	Reported GAAP Measure	Tax and Legal Settlements Adjustments(1)	Adjusted Diluted Earnings Per Share	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$1,647.9	$-	$1,647.9	$0.7	$1,648.6	$1,324.7	323.9	24.5
Cost of sales	847.2	-	847.2	0.4	847.6	676.3	171.3	25.3
Gross profit	800.7	-	800.7	0.3	801.0	648.4	152.6	23.5
Royalty income	7.5	-	7.5	(0.2)	7.3	5.0	2.3	46.0
Operating expenses	715.1	(15.0)	700.1	0.9	701.0	595.7	105.3	17.7
Earnings from operations	93.1	15.0	108.1	(0.8)	107.3	57.7	49.6	86.0
Other income (expense)	(8.4)	-	(8.4)	4.9	(3.5)	10.9	(14.4)	n/m
Income tax expense (benefit)	(337.9)	350.5	12.6	0.8	13.4	(9.6)	23.0	n/m
Less: Noncontrolling interests	20.2	-	20.2	(0.2)	20.0	24.9	(4.9)	(19.7)
Net earnings	$402.4	$(335.5)	$66.9	$3.5	$70.4	$53.3	17.1	32.1
Diluted earnings per share	$2.56	$(2.13)	$0.43	$0.02	$0.45	$0.34	0.11	32.4

	Year Ended December 31,
	2021					2020	Change
(in millions, except per share data)	Reported GAAP Measure	Tax and Legal Settlements Adjustments(1)	Adjusted Diluted Earnings Per Share	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$6,285.0	$-	$6,285.0	$(138.9)	$6,146.1	$4,597.4	1,548.7	33.7
Cost of sales	3,185.8	-	3,185.8	(76.7)	3,109.1	2,407.6	701.5	29.1
Gross profit	3,099.2	-	3,099.2	(62.2)	3,037.0	2,189.8	847.2	38.7
Royalty income	25.2	-	25.2	(1.4)	23.8	16.0	7.8	48.8
Operating expenses	2,526.2	(15.0)	2,511.2	(42.1)	2,469.1	2,072.1	397.0	19.2
Earnings from operations	598.2	15.0	613.2	(21.5)	591.7	133.7	458.0	342.6
Other income (expense)	(28.5)	-	(28.5)	16.7	(11.8)	21.1	(32.9)	n/m
Income tax expense (benefit)	(245.9)	350.5	104.6	(2.4)	102.2	8.5	93.7	1,102.4
Less: Noncontrolling interests	74.1	-	74.1	(4.6)	69.5	47.7	21.8	45.7
Net earnings	$741.5	$(335.5)	$406.0	$2.2	$408.2	$98.6	309.6	314.0
Diluted earnings per share	$4.73	$(2.14)	$2.59	$0.01	$2.60	$0.64	1.96	306.3

n/m – not meaningful

(1) Income tax expense of $350.5 million includes $346.8 million from an intra-entity transfer of certain intellectual property rights and the $3.7 million effect of taxes on the settlement of multiple legal matters.